UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2024

Lexaria Bioscience Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-39874	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

__________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.0 Entry into a Material Definitive Agreement

Lexaria Bioscience Corp. via its wholly owned subsidiary, Lexaria (AU) Pty Ltd (“Lexaria AU”) has finalized the terms of its Project Agreement (the “PA”) with Novotech (Australia) Pty Limited (“Novotech”) and the associated project budget for the purposes of Novotech acting as Lexaria AU’s clinical research organization (“CRO”) for its Australian clinical study “DehydraTECH Cannabidiol alone and in combination with glucagon-like peptide 1 agonists in pre- and Type II Diabetes” (“GLP-1-H24-4”).  The effective date of the PA is December 2, 2024.  Pursuant to the terms and conditions of the Master Services Agreement (the “MSA”) and the associated PA, Lexaria AU has the ability to terminate the PA with or without cause upon 90 days’ notice.  The aggregate costs associated with the PA is ~AUD$5.1 million with certain initial start-up work associated with the PA having been completed under a Start-Up Agreement (the “SUA”).

Upon signing the PA, Lexaria (AU) is responsible for:

•	Payment of 15% of direct costs associated with GLP-1-H24-4 (approximately AUD$414,600); and
•	Payment of 15% of the total pass through costs associated with GLP-1-H24-4 (approximately AUD$347,800);

With such amounts being reduced by the fees that Lexaria AU paid to Novotech for the services provided under the SUA.

The description of the PA with Novotech is qualified in its entirety by the agreement that will be filed as an exhibit to the Company’s quarterly 10-Q Periodic Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Richard Christopher
Richard Christopher
CEO, Principal Executive Officer

Date: December 18, 2024

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